UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETERNAL IMAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4433227
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

28800 Orchard Lake Road, Suite 130

Farmington Hills, Michigan 48334

(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-142128

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.001

(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 16, 2008, as amended on Form S-1, is hereby incorporated by reference in response to this item.

ITEM 2.     EXHIBITS

The listed exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Description

3.1  Restated Articles of Incorporation dated January 31, 2006 (1)

3.2  Restated Certificate of Amendment to Articles of Incorporation dated November 8, 2005 (1)

3.3  Restated Certificate of Amendment to Articles of Incorporation dated October 19, 1990 (1)

3.4  Registrant’s By-Laws, as amended (1)

3.5  Certificate of Amendment to Articles of Incorporation dated March 10, 2008 (2)

3.6  Certificate of Amendment to Articles of Incorporation dated August 28, 2008 (3)

4.1  Specimen of Common Stock Certificate (1)

(1) Hereby incorporated by reference from our SB-2 filed on January 16, 2008.

(2) Hereby incorporated by reference from our S-1/A filed on August 11, 2008

(3) Hereby incorporated by reference from our S-1/A filed on October 3, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eternal Image, Inc.

Date: December 22, 2008	By: /s/ Clint Mytych
Name: Clint Mytych
Title: Chairman and Chief Executive Officer